SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 21, 2007

TRUE NORTH ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51519	98-043482
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Allen Center, 1200 Smith Street 16th Floor, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 353-3948

 (Registrant’s telephone number, including area code)

 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 21, 2007 we entered into a Purchase and Sale Agreement (the “Agreement”) with Constance D. Knight (the “Seller”) pursuant to which we purchased certain oil and gas interests and properties owned by Seller in Northwest Colorado in an area covering more than 17,000 acres. The Agreement was given retroactive effect to June 1, 2007. Thereunder we acquired all of the Seller’s right, title and interest in certain oil and gas properties together with all other interests of Seller, if any, in units, wells, leases, rights of way, and easements and all contracts related thereto. We also acquired all of Seller’s right, title and interest in any equipment located on or appurtenant to a lease and used exclusively in the operation of a well, as well as all personal property, technical, geological, seismic and other geophysical data. The properties include all oil and gas leases affecting lands and minerals owned by Seller in the designated area along with all producing and non-producing wells located thereon as well as all disposal wells together with any surface and down hole equipment, well files for each well, tank batteries, heater treaters, compressors, flow lines, pipelines, and other equipment used in the transportation or treatment of oil and gas, all pipe and other equipment, materials and supplies owned by Seller.

The purchase price for the interests and properties was approximately $1,036,000 or sixty dollars ($60.00) per acre, together with an overriding royalty (collectively referred to as the “Purchase Price”) which was payable as follows:

•
Cash Consideration. Twenty dollars ($20.00) per acre in cash, for a total of $345,477 payable at closing (the “Cash Consideration”). The Cash Consideration paid by us at closing was reduced by the $180,000 previously advanced by us to Seller pursuant to a promissory note and was further reduced by the interest due on the note at closing;

•
Stock Consideration. Shares of our restricted stock valued at the market close on June 21, 2007 less a thirty-five percent (35%) discount and exchanged at a rate of forty dollars ($40.00) per acre (the “Stock Consideration”). Pursuant thereto, we are obligated to issue 1,832,769 shares of our common stock to Seller; and

•
Overriding Royalty. The overriding royalty interests (“ORRI”) required to be paid to Seller pursuant to the Agreement with respect to both existing leases and after acquired interests will be calculated on a sliding scale depending upon the net revenue interest (“NRI”) remaining after only the landowner’s royalty and/or existing burdens have been deducted. The ORRI is based on 100% working interest and 8/8ths mineral interest and will be determined in accordance with the following table:

3% ORRI of 8/8 mineral interest for NRI = 87.5% - 84%
2% ORRI of 8/8 mineral interest for NRI = <84% - 80%
1% ORRI of 8/8 mineral interest for NRI = <80%

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The Agreement further provides for our recoupment of acquisition costs prior to paying the ORRI to Seller with respect to our acquisition of producing properties from Seller that are located in the area of mutual interest.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits filed as part of this Report are as follows:

Exhibit 10.1 Purchase and Sale Agreement dated June 21, 2007 between Registrant and Constance Knight

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NORTH ENERGY CORPORATION

Dated: June 29, 2007	By:	/s/ John Folnovic
Name: John I. Folnovic Title: President and Chief Executive Officer

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